                                                                    Exhibit 4(d)

                           SECOND AMENDING AGREEMENT

      THIS AGREEMENT made as of the 26th day of October, 1995.

BETWEEN:

      THE BANK OF NOVA SCOTIA

      (herein, in its capacity as agent of the Lenders, called the "Agent")

      -- and --

      THE FINANCIAL INSTITUTIONS WHO ARE INDICATED IN SCHEDULE A HERETO AS HAVING AN INDIVIDUAL COMMITMENT WITH RESPECT TO CREDIT FACILITY A

      (herein collectively called the "Facility A Lenders" and individually called a "Facility A Lender")

      -- and --

      THE FINANCIAL INSTITUTIONS WHO ARE INDICATED IN SCHEDULE A HERETO AS HAVING AN INDIVIDUAL COMMITMENT WITH RESPECT TO CREDIT FACILITY B

      (herein collectively called the "Facility B Lenders" and individually called a "Facility B Lender")

      -- and --

      POTASH CORPORATION OF SASKATCHEWAN INC., a corporation incorporated under the laws of the Province of Saskatchewan

      (herein called the "Borrower").

      WHEREAS the parties hereto entered into a non-revolving term credit facilities agreement made as of April 10, 1995, as amended by an agreement made as of May 23, 1995 (the "Credit Agreement") and pursuant to which the Lenders established certain non-revolving term credit facilities in favour of the Borrower;

      AND WHEREAS the parties hereto have agreed to increase the amount of each Credit Facility and to effect certain other amendments to the Credit Agreement upon the terms set forth herein;

      NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

                                   ARTICLE I
                                 DEFINED TERMS

1.01 Capitalized Terms. All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement.

                                   ARTICLE II
                                   AMENDMENTS

2.01 General Rule. The Credit Agreement is hereby amended to the extent necessary to give full effect to the provisions of this agreement.

2.02 Definitions. Section 1.01 of the Credit Agreement is hereby amended as follows:

     (i) the definition of "Actual Capital Expenditures" is deleted and replaced by the following:

           "Actual Capital Expenditures" means, for any particular period, the aggregate of those expenditures of the Borrower which would, in accordance with generally accepted accounting principles and on a consolidated basis, be considered capital expenses of the Borrower for such period (including those financed through capital leases) or investments by the Borrower in any other entity, whether by way of equity or otherwise, during such period (but specifically excluding capital expenses incurred in connection with the transaction contemplated by the Acquisition Agreement,

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

        capital expenses incurred in connection with the transaction contemplated by the Purchase Agreement and Non-Cash Acquisitions).

  (ii) the following is added following the definition of "Alternate Base Rate Canada":

        "Available Facility A Credit" means, at any particular time, the amount, if any, of the aggregate of the unused Individual Commitments of the Lenders at that time in respect of Credit Facility A.

        "Available Facility B Credit" means, at any particular time, the amount, if any, of the aggregate of the unused Individual Commitments of the Lenders at that time in respect of Credit Facility B.

  (iii) the definition of "Borrowing" is amended by changing the phrase "a single drawdown" to "two separate drawdowns";

   (iv) the definition of "Material Subsidiaries" is deleted and replaced by the following:

        "Material Subsidiaries" means Potash Corporation of Saskatchewan Sales Limited, LLC, Texasgulf, any other subsidiary of the Borrower whose book value of assets is greater than 20% of the book value of the assets of the Borrower on a consolidated basis or whose gross sales are greater than 20% of the gross sales of the Borrower on a consolidated basis and, after the direct or indirect acquisition of all of the shares of White Springs by the Borrower, also means Phosphate Holding Company, Inc., White Springs and WSP.

   (v)  the following is added following the definition of "Pro Rata Share":

        "Purchase Agreement" means the agreement of purchase and sale dated as of September 11, 1995 between Phosphate Holding Company, Inc. and Occidental Chemical Corporation and pursuant to which Phosphate Holding Company, Inc. agreed to purchase from Occidental Chemical Corporation all of the issued and outstanding shares of White Springs.

   (vi) the definition of "Texasgulf" is deleted and replaced by the following:

        "Texasgulf" means PCS Phosphate Company, Inc., the former name of which is Texasgulf Inc., a corporation incorporated under the laws of the State of Delaware, or any successor to its business.

  (vii) the following is added following the definition of "Vendors":

        "White Springs" means White Springs Agricultural Chemicals, Inc.

 (viii) the following is added following the definition of "Withdrawal
        Liability":

        "WSP" means White Springs Phosphate, Inc.

2.03 Establishment of Credit Facility A. Section 2.02 of the Credit Agreement is hereby amended by changing the reference to $380,000,000 therein to $480,000,000.

2.04 Establishment of Credit Facility B. Section 2.03 of the Credit Agreement is hereby amended by changing the reference to $380,000,000 therein to $560,000,000.

2.04A Lenders' Commitments. Section 2.04 of the Credit Agreement is hereby amended by changing the word "seven" to "ten" in the fourteenth line thereof.

2.05 Types of Accommodations. Section 3.01 of the Credit Agreement is hereby deleted and replaced with the following:

     "3.01 Types of Accommodations. Subject to the terms and conditions hereof, the Borrower may obtain and maintain Accommodation under Credit Facility A by way of one or more Bankers' Acceptances, Prime Rate Loans, Base Rate Canada Loans and LIBOR Loans and under Credit Facility B by way of one or more Base Rate Canada Loans and LIBOR Loans; provided, however, that the first drawdown under each Credit Facility may only be made by way of Base Rate Canada Loans on or before April 30, 1995 and the second drawdown under each Credit Facility may only be made on or before December 27, 1995."

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

2.06 Notice Periods. Section 3.07 of the Credit Agreement is hereby deleted and replaced with the following:

     "3.07 Notice Periods. Each Drawdown Notice, Rollover Notice, Conversion Notice and Payment Notice shall be given to the Agent:

   (a) prior to 11:30 a.m. (Toronto time) on the third Banking Day prior to the date of a drawdown of, rollover of, conversion of, conversion into, repayment of or prepayment of a LIBOR Loan; and

   (b) prior to 11:30 a.m. (Toronto time) on the second Banking Day prior to the date of any other drawdown, rollover, conversion, repayment or prepayment."

2.07 Drawdown Notice. Section 4.01 of the Credit Agreement is hereby deleted and replaced with the following:

     "4.01 Drawdown Notice. Provided that all of the applicable conditions precedent set forth in Article 12 have been fulfilled by the Borrower or waived by the Majority Lenders, the Borrower may have Accommodation made available to it under each of the Credit Facilities on two separate occasions, in each case by way of simultaneous single drawdowns under each of the Credit Facilities by giving to the Agent an irrevocable notice ("Drawdown Notice") in accordance with Section 3.07 and specifying

  (i) the date such Accommodations are to be made available and the type and aggregate amount of Accommodation to be made available under each Credit Facility; and

  (ii) the details of any irrevocable authorization and direction with respect to the disbursement of the proceeds of such drawdowns."

2.08 Two Borrowings for each Credit Facility. Section 4.02 of the Credit Agreement is hereby deleted and replaced with the following:

     "4.02 Two Borrowings for each Credit Facility. For greater certainty, there shall only be two Borrowings with respect to each Credit Facility and, after the second of the drawdowns with respect to each Credit Facility pursuant to this agreement, there shall continue to be only two Borrowings with respect to each Credit Facility. Accommodations expressed from time to time as Loans, rollovers of Accommodations pursuant to Article 5 and conversions from one type of Accommodation to another pursuant to Article 6 represent variations only in the terms of the two outstanding Borrowings with respect to each Credit Facility that are each continuous obligations."

2.09 Standby Fee. Article 7 of the Credit Agreement is hereby amended by adding the following immediately after Section 7.06:

     "7.07.  Standby Fees.  On the last day of each Fiscal Quarter,

   (a) the Borrower shall pay to the Facility A Lenders, in arrears, a standby fee calculated at the rate per annum, on the basis of a year of 365 days or 366 days in the case of a leap year, equal to 0.375% on the average daily amount of the Available Facility A Credit, such fee to accrue daily from November 15, 1995; and

   (b) the Borrower shall pay to the Facility B Lenders, in arrears, a standby fee calculated at the rate per annum, on the basis of a year of 365 days or 366 days in the case of a leap year, equal to 0.375% on the average daily amount of the Available Facility B Credit, such fee to accrue daily from November 15, 1995.

     Each of such fees shall be non-refundable and shall be fully earned when due."

2.10 Repayments under Credit Facility A. Section 9.01 of the Credit Agreement is hereby amended to read as follows:

     9.01 Repayments under Credit Facility A. Subject to Section 9.05, the Borrower shall repay to the Facility A Lenders the outstanding Accommodation under Credit Facility A in four semi-annual instalments of U.S. $44,400,000 each on December 31 and June 30 in each year, the first of such instalments being on December 31, 1995 and the last of such instalments being on June 30, 1997, and six semi-annual instalments of U.S. $50,400,000 each on December 31 and June 30 in each year, the first of

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

     such instalments being on December 31, 1997 and the last of such instalments being on June 30, 2000. Amounts which are repaid as aforesaid may not be reborrowed.

2.11 Repayments under Credit Facility B. Section 9.02 of the Credit Agreement is hereby amended to read as follows:

     9.02 Repayments under Credit Facility B. Subject to Section 9.05, the Borrower shall repay to the Facility B Lenders the outstanding Accommodation under Credit Facility B in the following instalments:

   (a) four semi-annual instalments of U.S. $7,000,000 each on December 31 and June 30 in each year, the first of such instalments being on December 31, 1995 and the last of such instalments being on June 30, 1997, and six semi-annual instalments of U.S. $14,930,000 each on December 31 and June 30 in each year, the first of such instalments being on December 31, 1997 and the last of such instalments being on June 30, 2000; and

   (b) the balance of the outstanding Accommodation under Credit Facility B on December 28, 2000.

Amounts which are repaid as aforesaid may not be reborrowed.

2.12 Pro Rata Treatment of Repayments. Article 9 of the Credit Agreement is hereby amended by adding the following immediately after Section 9.05:

     "9.06 Pro Rata Treatment of Repayments. Subject to the next sentence, if the Accommodation under Credit Facility B shall have been effected by more than one drawdown (a "Credit Facility B Drawdown") hereunder, each instalment in repayment of such Accommodation hereunder shall be and be deemed to be applied to the amount of each such Credit Facility B Drawdown pro rata according to the relative amounts of such Credit Facility B Drawdowns. Notwithstanding anything to the contrary in this agreement, other than pursuant to Section 13.01, no more than 25% of the principal amount of a Credit Facility B Drawdown (such amount being the "Limited Repayment Amount") shall be required to be repaid or prepaid or held by or for the benefit of the Lenders such that such principal amount would be actually, or be considered to have been constructively, repaid or prepaid for purposes of paragraph 212(l)(b)(vii) of the Income Tax Act (Canada) on or prior to the day following the fifth anniversary of the date of such Credit Facility B Drawdown (the "Post Anniversary Day"). To the extent that any provision of this agreement requires any repayment or prepayment (actual or constructive) that would result in the aggregate repayment and prepayment (actual or constructive) of any Credit Facility B Drawdown exceeding the Limited Repayment Amount for such Credit Facility B Drawdown on or prior to the Post Anniversary Day for such Credit Facility B Drawdown, the provision shall be deemed to be modified so as to require the repayment or prepayment of such amount in excess of the Limited Repayment Amount on the Post Anniversary Day."

2.13 Financial Reporting. Section 11.01(a)(iv) of the Credit Agreement is hereby deleted and replaced with the following:

  "(iv) within 60 days after the end of each fiscal quarter of each of Texasgulf, White Springs and Phosphate Holding Company, Inc., a copy of the unaudited consolidated financial statements of Texasgulf and, after the direct or indirect acquisition of all of the shares of White Springs by the Borrower, White Springs and Phosphate Holding Company, Inc. with respect thereto;"

2.14 Use of Proceeds. Section 11.01(d) of the Credit Agreement is hereby deleted and replaced with the following:

   (d) Use of Proceeds. The Borrower shall apply all of the proceeds of the drawdowns pursuant to Section 4.01 to directly or indirectly acquire all of the issued and outstanding shares of Texasgulf pursuant to the Acquisition Agreement and all of the issued and outstanding shares of White Springs pursuant to the Purchase Agreement. To the extent that the Borrower applies available cash in the United States to fund a portion of the cost of the acquisition pursuant to the Purchase Agreement, the Borrower may retain an equivalent amount out of the proceeds of the drawdowns.

2.15 Debt to Capital. Section 11.01(e) of the Credit Agreement is hereby amended by changing the reference to 0.5:1 therein to 0.55:1.

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

2.16 Capital Expenditures. Section 11.03(c) of the Credit Agreement is hereby amended by changing each reference to Cdn. $100,000,000 therein to U.S. $150,000,000.

2.17 Events of Default. Section 13.01(n) of the Credit Agreement is hereby amended by inserting the words "or, after the direct or indirect acquisition of all of the shares thereof by the Borrower, White Springs" immediately after the word "Texasgulf".

2.18 Individual Commitments. Schedule A to the Credit Agreement is hereby deleted and replaced with Schedule A hereto.

2.19 Compliance Certificate. Schedule B to the Credit Agreement is hereby amended as follows:

   (a) paragraph 1 thereof is amended by inserting the phrase ", as amended" in the fourth line immediately following the phrase "the Facility B Lenders referred to therein"; and

   (b)  paragraph 4 thereof is deleted and replaced with the following:

        4.  As of the last day of or for the [Fiscal Quarter/Fiscal Year] ending
           --   , 19 -- , the amounts and financial ratios referred to in
        Sections 11.01(e) and 11.01(f) and Sections 11.03(c) and (d) of the Credit Agreement are as follows:

                                                                                 REQUIRED AMOUNT
                                                            ACTUAL AMOUNT            OR LIMIT
                                                          ------------------    ------------------
         (a)   Debt to Capital........................    -- :1                 0.55:1
         (b)   Fixed Charges Coverage.................    --                    Variable
         (c)   Actual Capital Expenditures............    U.S. $   --           U.S. $150,000,000
         (d)   Debt of Subsidiaries plus..............    U.S. $   --           U.S. $100,000,000
               Debt secured by Permitted Liens........

2.20 Form of Assignment. Schedule C to the Credit Agreement is hereby amended by inserting the phrase ", as amended" in the second line immediately following the phrase "April 10, 1995".

2.21 Organizational Chart. Schedule E to the Credit Agreement is hereby deleted and replaced with Schedule E hereto.

2.22 Partnerships, Joint Ventures and Syndicates. Schedule F to the Credit Agreement is hereby amended by adding thereto the contents of Schedule F hereto.

2.23 Specific Permitted Liens. Schedule G to the Credit Agreement is hereby amended by adding thereto the contents of Schedule G hereto.

2.24 Outstanding Defaults. Schedule H to the Credit Agreement is hereby amended by adding thereto the contents of Schedule H hereto.

2.25 Deliveries Pursuant to Credit Agreement. For the purposes of the Credit Agreement, this agreement and any document or instrument referred to herein shall be deemed to be delivered pursuant to the Credit Agreement and to be referred to in the Credit Agreement.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.01 Repeated Representations and Warranties. To induce the Lenders and the Agent to enter into this agreement and to make additional Accommodation available to the Borrower under the Credit Agreement, the Borrower hereby represents and warrants to the Lenders and the Agent that the representations and warranties of the Borrower which are contained in Sections 10.01(e) to (h) and (j) to (l) of the Credit Agreement, as the same may be amended hereby, are true and correct as at the date of this agreement.

3.02 New Representations and Warranties. To induce the Lenders and the Agent to enter into this agreement and to make additional Accommodation available to the Borrower under the Credit Agreement, the Borrower hereby represents and warrants to the Lenders and the Agent as at the date of this agreement as follows and acknowledges and confirms that the Lenders and the Agent are relying upon such representations and warranties in executing this agreement and in making additional Accommodation available under the Credit Agreement:

   (a) Status and Power. The Borrower is a corporation duly incorporated and organized and validly subsisting in good standing under the laws of the Province of Saskatchewan. Immediately after the direct or indirect acquisition of all of the shares of White Springs by the Borrower, each of White Springs and WSP will be a corporation duly incorporated and organized and validly subsisting in good standing under the laws of the State of Delaware. The Borrower is and, immediately after the direct or indirect acquisition of all of the shares of White Springs by the Borrower, each of White Springs and WSP will be duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required. The Borrower has and, immediately after the direct or indirect acquisition of all of the shares of White Springs by the Borrower, each of White Springs and WSP will have all requisite corporate capacity, power and authority to own, hold under licence or lease its properties and to carry on its business as now conducted (in the case of the Borrower) or as then conducted (in the case of White Springs and WSP). The Borrower has all requisite corporate capacity, power and authority to enter into and carry out the transactions contemplated by this agreement. Neither the Borrower nor, immediately after the direct or indirect acquisition of all of the shares of White Springs by the Borrower, White Springs or WSP is or will be, as the case may be, an "investment company" within the meaning of the Investment Company Act of 1940 of the United States, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935 of the United States, as amended.

   (b) Authorization and Enforcement. All necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance by the Borrower of this agreement. The Borrower has duly executed and delivered this agreement. This agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower by the Agent and the Lenders in accordance with its terms, subject to the qualifications contained in the opinion of the Borrower's counsel delivered pursuant to Section 4.02(d)(vi) hereof.

   (c) Compliance with Other Instruments. The execution, delivery and performance by the Borrower of this agreement and the consummation of the transactions contemplated herein do not conflict with, result in any breach or violation of, or constitute a default under the terms, conditions or provisions of the charter or constating documents or by-laws of, or any unanimous shareholder agreement relating to, the Borrower or of any law, regulation, judgment, decree or order binding on or applicable to the Borrower or to which its property is subject or of any material agreement, lease, licence, permit or other instrument to which the Borrower is a party or is otherwise bound or by which the Borrower benefits or to which its property is subject and do not require the consent or approval of any Official Body or any other party except for the consents or approvals which are required for the completion of the transactions contemplated by the Purchase Agreement.

   (d) Purchase Agreement. The Purchase Agreement is a legal, valid and binding obligation of Occidental Chemical Corporation, enforceable by Phosphate Holding Company, Inc. against Occidental Chemical Corporation in accordance with its terms.

                                   ARTICLE IV
                                   CONDITIONS

4.01 Conditions Precedent to Borrowings. The obligation of the Lenders to make Borrowings available under the Credit Facilities for the purpose of financing the purchase of all the shares of White Springs is

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

subject to fulfilment of the following conditions precedent at the time such Borrowing is made available and Article 12 of the Credit Agreement is amended accordingly:

   (a) no Default has occurred and is continuing or would arise immediately after giving effect to or as a result of such Borrowing being made available;

   (b) the Borrower shall have complied with the requirements of Article 4 of the Credit Agreement in respect of such Borrowing and such Borrowing shall be requested to be made available on or before December 27, 1995;

   (c)  the representations and warranties of the Borrower contained in
        Article III hereof shall be true and correct in all material respects on the date of such Borrowing as if such representations and warranties were made on such date;

   (d)  the Agent has received, in form and substance satisfactory to the
        Agent:

       (i) a duly certified resolution of the executive committee of the board of directors of the Borrower authorizing the Borrower to execute, deliver and perform its obligations under this agreement;

       (ii) a duly certified resolution of the board of directors of the Borrower creating and establishing the authority of the executive committee;

       (iii) a certificate of a senior officer of the Borrower setting forth specimen signatures of the individuals authorized to sign this agreement on behalf of the Borrower;

        (iv) a certificate of a senior officer of the Borrower certifying (A) that, to the best of his knowledge after due inquiry, no Default has occurred and is continuing or would arise immediately after giving effect to or as a result of such Borrowing and (B) the ratio of Debt to Capital after giving effect to such Borrowing and the completion of the transaction contemplated by the Purchase Agreement;

        (v) an opinion of the Borrower's General Counsel in substantially the form of Appendix 1 hereto;

        (vi) an opinion of the Borrower's Ontario counsel in substantially the form of Appendix 2 hereto;

       (vii) a notarial copy of the Purchase Agreement; and

      (viii) an opinion of the Agent's counsel with respect to such matters as may be reasonably required in connection with the transactions hereunder;

   (e) the Borrower shall have paid a fee of U.S. $280,000 to the Agent for distribution to each of the Lenders pro rata in accordance with the relative increases in their Individual Commitments since September 13, 1995;

   (f) Phosphate Holding Company, Inc. shall contemporaneously acquire all of the issued and outstanding shares of White Springs in accordance with the Purchase Agreement; such acquisition shall have been completed in accordance with all applicable laws and all necessary consents, approvals or authorizations from all Official Bodies with respect to such acquisition shall have been obtained; and

   (g) all aspects of the transaction under the Purchase Agreement will be concurrently completed to the Agent's satisfaction.

4.02 Waiver. The terms and conditions of Section 4.01 are inserted for the sole benefit of the Agent and the Lenders and the Agent with the approval of the Majority Lenders may waive such terms and conditions in whole or in part, with or without terms or conditions.

                                   ARTICLE V
                                 MISCELLANEOUS

5.01 Future References. On and after the effective date of this agreement, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof ", or words of like import referring to the Credit Agreement, and each reference in any related document to the "Credit Agreement", "thereunder", "thereof ", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and each such related document is hereby amended accordingly. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

5.02 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

5.03 Enurement. This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

5.04 Conflict. If any provision of this agreement is inconsistent or conflicts with any provision of the Credit Agreement, the relevant provision of this agreement shall prevail and be paramount.

5.05 Further Assurances. The Borrower shall do, execute and deliver or shall cause to be done, executed and delivered all such further acts, documents and things as the Agent may reasonably request for the purpose of giving effect to this agreement and to each and every provision hereof.

5.06 Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have executed this agreement.

                                          THE BANK OF NOVA SCOTIA, as Agent,
                                          as Facility A Lender and
                                          as Facility B Lender

                                          By: /s/
                                              ------------------------------
                                          By: /s/
                                              ------------------------------

                                          ABN AMRO BANK CANADA

                                          By: /s/
                                              ------------------------------
                                          By: /s/
                                              ------------------------------

                                          BANK OF AMERICA CANADA

                                          By: /s/
                                              ------------------------------
                                          By:
                                              ------------------------------

                                          BANK OF AMERICA NATIONAL TRUST &
                                          SAVINGS ASSOCIATION

                                          By: /s/
                                              ------------------------------
                                          By:
                                              ------------------------------

                                          BANK OF MONTREAL

                                          By: /s/
                                              ------------------------------
                                          By:
                                              ------------------------------

                                          BANQUE NATIONALE DE PARIS (CANADA)

                                          By: /s/
                                              ------------------------------
                                          By:
                                              ------------------------------

                                          BANQUE NATIONALE DE PARIS

                                          By: /s/
                                              ------------------------------
                                          By:
                                              ------------------------------

                                          CANADIAN IMPERIAL BANK OF COMMERCE

                                          By: /s/
                                              ------------------------------
                                          By: /s/
                                              ------------------------------

                                          CITIBANK CANADA

                                          By: /s/
                                              ------------------------------
                                          By:
                                              ------------------------------

                                          CITIBANK, N.A.

                                          By: /s/
                                              ------------------------------
                                          By:
                                              ------------------------------

                                          CREDIT LYONNAIS CANADA

                                          By: /s/
                                              ------------------------------
                                          By:
                                              ------------------------------

                                          CREDIT LYONNAIS ATLANTA AGENCY AND
                                          CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                                          By: /s/
                                              ------------------------------
                                          By:
                                              ------------------------------

                                          CREDIT SUISSE CANADA

                                          By: /s/
                                              ------------------------------
                                          By: /s/
                                              ------------------------------

                                          DAI-ICHI KANGYO BANK (CANADA)

                                          By: /s/
                                              ------------------------------
                                          By:
                                              ------------------------------

                                          THE DAI-ICHI KANGYO BANK, LTD.

                                          By: /s/
                                              ------------------------------
                                          By:
                                              ------------------------------

                                          DEUTSCHE BANK CANADA

                                          By: /s/
                                              ------------------------------
                                          By: /s/
                                              ------------------------------

                                          DRESDNER BANK CANADA

                                          By: /s/
                                              ------------------------------
                                          By: /s/
                                              ------------------------------

                                          FUJI BANK CANADA

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                                          THE FUJI BANK, LIMITED

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                                          HARRIS TRUST & SAVINGS BANK

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                                          THE INDUSTRIAL BANK OF JAPAN (CANADA)

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                                          THE INDUSTRIAL BANK OF JAPAN, LIMITED

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                                          MELLON BANK CANADA

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                                          MITSUBISHI BANK OF CANADA

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                                          J.P. MORGAN CANADA
                                          (Formerly MORGAN BANK OF CANADA)

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                                          MORGAN GUARANTY TRUST COMPANY OF NEW
                                          YORK

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                                          NBD BANK, CANADA

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                                          NBD BANK

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                                          THE NIPPON CREDIT BANK, LTD.

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                                          ROYAL BANK OF CANADA

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                                          SAKURA BANK (CANADA)

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                             SANWA BANK CANADA

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                             SOCIETE GENERALE (CANADA)

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                             THE SUMITOMO BANK OF CANADA

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                             THE TORONTO-DOMINION BANK

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                             UNION BANK OF SWITZERLAND (CANADA)

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                             POTASH CORPORATION OF SASKATCHEWAN
                             INC.

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

                                   Schedule A

                             Individual Commitments

             Name and Address of Lender                         Individual Commitment
- - -----------------------------------------------------  ----------------------------------------
ABN AMRO Bank Canada                                   Credit Facility A:           $12,800,000
Suite 2500 Vancouver Centre                            Credit Facility B:           $14,800,000
650 West Georgia Street
Vancouver, B.C. B6B 4N8
Attention:      Robert Duffield
                Assistant Vice President
Telefax:        (604) 682-2936
- - -----------------------------------------------------------------------------------------------
Bank of America Canada                                 Credit Facility A:           $22,300,000
855 Second Street S.W.                                 Credit Facility B:           nil
Suite 1900
Calgary, Alberta T2P 4J7
Attention:      Mr. Doug B. Linkletter
                Vice President & Manager
Telefax:        (403) 232-8848
- - -----------------------------------------------------------------------------------------------
Bank of America National Trust                         Credit Facility A:           nil
& Savings Association                                  Credit Facility B:           $25,900,000
500 Ellinwood Way, Ste. 100
Pleasant Hill, California
U.S.A. 94523
Attention:      Ms. Ines Romo, Loan Administrator
Telefax:        (510) 603-3142
- - -----------------------------------------------------------------------------------------------
Bank of Montreal                                       Credit Facility A:           $25,600,000
First Canadian Place, 24th Floor                       Credit Facility B:           nil
Toronto, Ontario M5X 1A1
Attention:      Mr. Jim Baidacoff, Director
                Natural Resources Lending
Telefax:        (416) 867-5818
- - -----------------------------------------------------------------------------------------------
The Bank of Nova Scotia                                Credit Facility A:           $32,000,000
Corporate Banking                                      Credit Facility B:           $37,100,000
3820, 700 2nd Street S.W. P.O. Box 2540
Calgary, Alberta T2P 2N7
Attention:      Unit Head
                Corporate Banking-Calgary
Telefax:        (403) 221-6497
- - -----------------------------------------------------------------------------------------------

             Name and Address of Lender                         Individual Commitment
- - -----------------------------------------------------  ----------------------------------------
Banque Nationale de Paris (Canada)                     Credit Facility A:           $12,900,000
36 Toronto Street, Suite 750                           Credit Facility B:           nil
Toronto, Ontario M5C 2C5
Attention:      Tanneguy de Carne, Vice-President
                & Deputy General Manager
Telefax:        (416) 947-3541
- - -----------------------------------------------------------------------------------------------
Banque Nationale de Paris                              Credit Facility A:           nil
209 South LaSalle Street                               Credit Facility B:           $14,800,000
Chicago, Illinois
U.S.A. 60604
Attention:      Michelle Tolliver, Vice-President
Telefax:        (312) 977-1380
- - -----------------------------------------------------------------------------------------------
Canadian Imperial Bank of Commerce                     Credit Facility A:           $22,300,000
701-201 21st Street East                               Credit Facility B:           $25,900,000
Saskatoon, Saskatchewan S7K 0B8
Attention:      Kevin Dyer
                Senior Account Manager
Telefax:        (306) 668-3360
- - -----------------------------------------------------------------------------------------------
Citibank Canada                                        Credit Facility A:           $25,200,000
Corporate Finance                                      Credit Facility B:           nil
Citibank Place
10th Floor, 123 Front Street West
Toronto, Ontario M5J 2M3
Attention:      Wayne R. Townsend, Vice-President
Telefax:        (416) 947-5674
- - -----------------------------------------------------------------------------------------------
Citibank N.A.                                          Credit Facility A:           nil
399 Park Avenue                                        Credit Facility B:           $29,400,000
New York, New York 10043
Attention:      Olga R. Girod, Vice President
Telefax:        (212) 793-3647
- - -----------------------------------------------------------------------------------------------
Credit Lyonnais Canada                                 Credit Facility A:           $22,300,000
1 Financial Place                                      Credit Facility B:           nil
1 Adelaide St. E., Suite 2505
Toronto, Ontario M5C 2V9
Attention:      Mr. Mike Manion
                Vice President
Telefax:        (416) 947-9471
- - -----------------------------------------------------------------------------------------------

             Name and Address of Lender                         Individual Commitment
- - -----------------------------------------------------  ----------------------------------------
Credit Lyonnais Atlanta Agency and                     Credit Facility A:           nil
Credit Lyonnais Cayman Island Branch                   Credit Facility B:           $25,700,000
One Peachtree Center
303 Peachtree Street, N.E.
Suite 4400
Atlanta, Georgia U.S.A. 30308
Attention:      Gerald Finney, Assistant Treasurer
                David Edge, Vice President
Telefax:        (404) 584-5249
- - -----------------------------------------------------------------------------------------------
Credit Suisse Canada                                   Credit Facility A:           $12,800,000
400 Burrard Avenue                                     Credit Facility B:           $14,800,000
Suite 1610
Vancouver, B.C. V6C 3A6
Attention:      Phil Lunn, Associate
Telefax:        (604) 684-7917
- - -----------------------------------------------------------------------------------------------
Dai-Ichi Kangyo Bank (Canada)                          Credit Facility A:           $10,000,000
Commerce Court West                                    Credit Facility B:           nil
Suite 5025, P.O. Box 295
Toronto, Ontario M5L 1H9
Attention:      Robin E. Dunbar, Vice-President
Telefax:        (416) 365-7314
- - -----------------------------------------------------------------------------------------------
The Dai-Ichi Kangyo Bank, Ltd.                         Credit Facility A:           nil
One World Trade Center                                 Credit Facility B:           $14,800,000
48th Floor
New York, New York U.S.A. 10048
Attention:      Mathew G. Murphy, Vice President
Telefax:        (212) 524-0579
- - -----------------------------------------------------------------------------------------------
Deutsche Bank Canada                                   Credit Facility A:           $25,200,000
P.O. Box 196, Suite 1200                               Credit Facility B:           $29,400,000
222 Bay Street
Toronto, Ontario M5K 1H6
Attention:      Francois Wentzel
Telefax:        (416) 367-3290
- - -----------------------------------------------------------------------------------------------
Dresdner Bank Canada                                   Credit Facility A:           $12,600,000
Suite 1700                                             Credit Facility B:           $25,700,000
2 First Canadian Place
P.O. Box 430
Toronto, Ontario M5X 1E3
Attention:      John O'Connell
Telefax:        (416) 369-8362
- - -----------------------------------------------------------------------------------------------

             Name and Address of Lender                         Individual Commitment
- - -----------------------------------------------------  ----------------------------------------
Fuji Bank Canada                                       Credit Facility A:           $12,600,000
BCE Place, Canada Trust Tower                          Credit Facility B:           nil
P.O. Box 609, Suite 2800
161 Bay Street
Toronto, Ontario M5J 2S1
Attention:      John Bailey
Telefax:        (416) 865-9618
- - -----------------------------------------------------------------------------------------------
The Fuji Bank, Limited                                 Credit Facility A:           nil
Marquis One Tower, Suite 2100                          Credit Facility B:           $14,700,000
245 Peachtree Center Avenue, N.E.
Atlanta, Georgia U.S.A. 30303-1208
Attention:      Clarence J. Mahovlich
Telefax:        (404) 653-2119
- - -----------------------------------------------------------------------------------------------
Harris Trust & Savings Bank                            Credit Facility A:           nil
Agribusiness Division                                  Credit Facility B:           $29,600,000
111 West Monroe Street
Chicago, Illinois -- 60690-0755
U.S.A.
Attention:      Mr. Carl A. Blackham, Vice President
Telefax:        (312) 765-8095
- - -----------------------------------------------------------------------------------------------
The Industrial Bank of Japan (Canada)                  Credit Facility A:           $22,100,000
Box 29, Suite 1102                                     Credit Facility B:           nil
100 Yonge Street
Toronto, Ontario M5C 2W1
Attention:      A. Mabuchi
Telefax:        (416) 367-3452
- - -----------------------------------------------------------------------------------------------
The Industrial Bank of Japan, Limited,                 Credit Facility A:           nil
Atlanta Agency                                         Credit Facility B:           $25,800,000
One Ninety One Peachtree Tower
Suite 3600, 191 Peachtree St. N.E.
Atlanta, Georgia U.S.A. 30303-1757
Attention:      Harold LaCount, Vice President
Telefax:        (404) 524-8509
- - -----------------------------------------------------------------------------------------------
Mellon Bank Canada                                     Credit Facility A:           $22,100,000
Royal Trust Tower                                      Credit Facility B:           nil
Suite 3200
Toronto-Dominion Centre
Toronto, Ontario M5K 1K2
Attention:      Joe Cavanaugh
Telefax:        (416) 860-2409
- - -----------------------------------------------------------------------------------------------

             Name and Address of Lender                         Individual Commitment
- - -----------------------------------------------------  ----------------------------------------
Mitsubishi Bank of Canada                              Credit Facility A:           $12,800,000
Suite 48, Granville Square                             Credit Facility B:           $14,800,000
200 Granville Street
Vancouver, British Columbia V6C 1S4
Attention:      Davis J. Stewart, Vice President
Telefax:        (604) 683-4018
- - -----------------------------------------------------------------------------------------------
Morgan Bank of Canada                                  Credit Facility A:           $12,600,000
Suite 2200, South Tower                                Credit Facility B:           nil
Royal Bank Plaza
Toronto, Ontario M5J 2J2
Attention:      Andrew G. Shelton, President
Telefax:        (416) 981-9278
- - -----------------------------------------------------------------------------------------------
Morgan Guaranty Trust Company of New York              Credit Facility A:           nil
60 Wall Street                                         Credit Facility B:           $14,700,000
New York, New York U.S.A. 10260-0060
Attention:      Charles H. King, Vice President
Telefax:        (212) 648-5336
- - -----------------------------------------------------------------------------------------------
NBD Bank, Canada                                       Credit Facility A:           $12,500,000
BCE Place, P.O. Box 613                                Credit Facility B:           nil
161 Bay Street, Suite 4240
Toronto, Ontario M5J 2S1
Attention:      Janet A. Beadle
                Assistant Vice President
Telefax:        (416) 363-7574
- - -----------------------------------------------------------------------------------------------
NBD Bank                                               Credit Facility A:           nil
611 Woodward Avenue                                    Credit Facility B:           $14,800,000
Detroit, Michigan U.S.A. 48226
Attention:      Mr. Carl Skoog, Second Vice President
                Energy and Minerals Group
Telefax:        (313) 225-2649
- - -----------------------------------------------------------------------------------------------
The Nippon Credit Bank, Ltd.                           Credit Facility A:           nil
Los Angeles Agency                                     Credit Facility B:           $14,800,000
550 South Hope St.
Suite 2500
Los Angeles, CA 90071
Attention:      Robert Combs, Vice President
Telefax:        (213) 892-0111
- - -----------------------------------------------------------------------------------------------

             Name and Address of Lender                         Individual Commitment
- - -----------------------------------------------------  ----------------------------------------
Royal Bank of Canada                                   Credit Facility A:           $25,600,000
Saskatoon Business Centre                              Credit Facility B:           $29,600,000
154-1st Avenue South
4th Floor
Saskatoon, Saskatchewan S7K 1K2
Attention:      Phil K. Klein, Senior Account Manager
Telefax:        (306) 665-0112
- - -----------------------------------------------------------------------------------------------
Sakura Bank (Canada)                                   Credit Facility A:           $12,800,000
Suite No. 3131                                         Credit Facility B:           $14,800,000
Three Bentall Centre
P.O. Box 49331
595 Burrard Street
Vancouver, B.C. V7X 1L4
Attention:      James M. Gallagher, Vice President
Telefax:        (604) 668-3593
- - -----------------------------------------------------------------------------------------------
Sanwa Bank Canada                                      Credit Facility A:           $22,300,000
BCE Place, Canada Trust Tower                          Credit Facility B:           $25,000,000
P.O. Box 525, Suite 4400
161 Bay Street
Toronto, Ontario M5J 2S1
Attention:      Tony Baratta, Manager
Telefax:        (416) 366-8599
- - -----------------------------------------------------------------------------------------------
Societe Generale (Canada)                              Credit Facility A:           $25,200,000
100 Yonge Street, Suite 1002                           Credit Facility B:           $29,400,000
Toronto, Ontario M5C 2W1
Attention:      Robert Sadokierski
Telefax:        (416) 364-9996
- - -----------------------------------------------------------------------------------------------
The Sumitomo Bank of Canada                            Credit Facility A:           $12,600,000
Ernst & Young Tower                                    Credit Facility B:           $14,700,000
Toronto Dominion Centre
Suite 1400, P.O. Box 172
Toronto, Ontario M5K 1H6
Attention:      Alfred Lee, Vice President
Telefax:        (416) 367-3565
- - -----------------------------------------------------------------------------------------------
The Toronto-Dominion Bank                              Credit Facility A:           $25,600,000
Corporate and Investment Banking Group                 Credit Facility B:           $29,600,000
55 King Street West
8th Floor, T-D Centre
Toronto, Ontario M5K 1A2
Attention:      A.G. Fraser
Telefax:        (416) 944-5630
- - -----------------------------------------------------------------------------------------------

             Name and Address of Lender                         Individual Commitment
- - -----------------------------------------------------  ----------------------------------------
Union Bank of Switzerland (Canada)                     Credit Facility A:           $25,200,000
154 University Avenue                                  Credit Facility B:           $29,400,000
Toronto, Ontario M5H 3Z4
Attention:      Larry Maloney, Vice President
Telefax:        (416) 343-1700
- - -----------------------------------------------------------------------------------------------

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